UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2007

PLAYTEX PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12620	51—0312772
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Nyala Farms Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

(203) 341—4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 1, 2007, Energizer Holdings, Inc. (“Energizer”) acquired Playtex Products, Inc. pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 12, 2007, among the Company, Energizer and ETKM Inc., a wholly-owned subsidiary of Energizer.  Under the terms of the Merger Agreement, ETKM merged with and into the Company (the “Merger”), and all outstanding shares of common stock of the Company were converted into the right to receive $18.30 per share in cash (the “Merger Consideration”), and the Company became a wholly-owned subsidiary of Energizer.  The Merger Agreement also provided for the cancellation of outstanding restricted stock unit awards and shares of restricted stock and for the payment, to each holder, of an amount equal to the Merger Consideration multiplied by the number of restricted stock units or the number of shares of restricted stock.  In addition, all outstanding stock options were cancelled and each holder will be paid an amount equal to the number of shares underlying the option multiplied by the difference between the Merger Consideration and the exercise price of the option.  A copy of the press release issued by Energizer is attached as Exhibit 99.1 and is incorporated by reference.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

As contemplated by the Merger  Agreement, on October 1, 2007, the New York Stock Exchange  filed a  delisting  application  on Form 25 with the Securities and Exchange Commission with respect to the Company’s common stock.

Item 5.01  Changes in Control of Registrant.

The information provided in response to Item 2.01 of this current report on Form 8-K is incorporated herein by reference.  The total consideration paid by Energizer in the Merger for the outstanding shares and equity awards, and the repayment of outstanding indebtedness of Playtex Products Inc., was $1,890,000,000.  The source of funds for the consideration was primarily Energizer’s previously announced $1.5 billion term loan, as well as other pre-established credit facilities.  As a result of the Merger, Energizer now controls the Company.

Item 9.01  Financial Statements and Exhibits.

(d)                            Exhibits.

99.1         Press release dated October 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYTEX PRODUCTS, INC.
(Registrant)

Date: October 5, 2007
	By:	/s/ Paul E. Yestrumskas
		Name:	Paul E. Yestrumskas
		Title:	Vice President, General Counsel and Secretary